Exhibit 10.11

GK Hannover Inc. 18288 SE Heritage Drive Tequesta Florida 333469 USA

January 14, 2011

Re: Increase in Maximum Limit for Loan Credit Line Note

Dear All:

Reference is made to that certain Loan Credit Line Note, dated December 31, 2009 (the “Loan Note”), between Greenwich Kahala Aviation Ltd. (“Borrower”) and GK Hannover Inc. (“Lender”). Capitalized terms used in this letter but not defined have the meanings set forth in the Loan Note.

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree that the Principal Sum is hereby amended as of December 31, 2009, such that the reference to “US dollars two million nine hundred and fifty thousand” is hereby amended to read “US dollars three million five hundred thousand”. This letter shall be governed by and construed in accordance with the law of the State of New York.

Kindly indicate your agreement by countersigning below.

Best regards,

/s/ Michael P. Howard
Michael P. Howard
Chief Financial Officer
Greenwich Kahala Aviation Ltd

ACCEPTED BY OR ON BEHALF OF THE LENDER:

GK Hannover Inc.

By: /s/ Gerald Sherman
NAME: Gerald Sherman
TITLE: Director